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                                  Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of CNA Surety Corporation on Form S-8, filed on or about September 23, 1998 of our report dated February 27, 1998, appearing in the Annual Report on Form 10-K of CNA Surety Corporation for the year ended December 31, 1997.





Deloitte & Touche LLP
Chicago, Illinois
September 23, 1998
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